Exhibit 99.1 Snapshot of Combined Business 1 LTM 9/30/21 Combination Analysis LTM 9/30/21 Contribution Analysis II-VI Coherent Pro forma 1 Revenue Backlog Backlog Backlog 68% 32% $1.4B $0.7B $2.1B Revenue Revenue Revenue 76% 24% Adj. 4 $3.2B $1.5B $4.7B EBITDA + = 2 4 Adj. EBITDA Adj. EBITDA Adj. EBITDA EBITDA Margin Contribution Analysis $815M $258M $1,318M Pro Forma 3 4 5 Free cash flow Free cash flow Free cash flow 2 26% 17% 28% + = $654M $158M $1,023M 1. II-VI based on LTM 9/30/2021; Coherent based on LTM 10/02/21 2. Includes $250M of run-rate synergies expected within three years; less $4M of FX and other adjustments on a pro forma basis 3. Calculated as Adj. EBITDA – capex 4. Calculated as Cash from operating activities – capex; excludes termination fee paid to Lumentum (post-tax) 5. Defined as PF Adj. EBITDA – capex; includes $250M of run-rate synergies expected within three years. See Appendix for GAAP to non-GAAP reconciliations Page 17

Increased Diversification Mitigates End Market Cycles and Fuels Long-Term Growth Diversification of + revenue by end-market Semiconductor Capital Equipment and geography Consumer 11% 17% Electronics 9% Aerospace Revenue by & Defense 45% 6% end market 16% Better immunity to Semiconductor 4% Industrial Capital market cycles 3% 65% 1% Equipment 6% Life 1% 5% Consumer Sciences 10% Automotive & Electronics Deeper, more Other Aerospace other Life strategic, relationships & Defense Sciences with clients 22% Informs / sustains strategic investments 36% 41% in new technology Revenue by platforms 50% geography 19% Fuels long-term 4% 6% 19% 3% growth II-VI breakdown as of LTM 9/30/21; Coherent as of FYE 10/02/21; Note: In combined breakdown, Semiconductor Capital Equipment includes Coherent’s Microelectronics business, Industrial includes Coherent’s Precision Manufacturing business and Life Sciences includes Coherent’s Instrumentation businesses Page 18

Increased Scale Expected to Drive Operating Leverage and Efficiencies in R&D and CAPEX[1]

**Figures based on most recent publicly available data, as denoted in the footnotes*



Revenue
R&D
Capex
$1,487
$124
8%
$83
6%
COHERENT
$3,173
$341
11%
$160
5%
II-VI
$4,660
$465
10%
$249
5%
II-VI + COHERENT
$4,324
$252
6%
$138
3%
mks + ATOTECH
$2,017
$276
14%
$90
4%
LUMENTUM + NeoPhotonics
$1,433
$135
9%
$120
8%
IPG PHOTONICS
$567
$187
33%
$716
126%
CREE
Rebranding: Wolfspeed
$268
$53
20%
$18
7%
nLIGHT

- Largest PF player by revenue and capital spending
- Adds a services component to II-VI's business
- Increased scale drives more strategic dialogue with clients that will enable better alignment of organic and inorganic investments to end market demand
- Largest backlog relative to competitors by more than $500M

	Coherent	II-VI	II-VI + Coherent	MKS + Atotech	Lumentum + NeoPhotonics	IPG	Cree	nLight
Backlog	$717	$1,400	$2,117	$500[2]	$521[3]	$674	$764	$136

Combined R&D and capex spend expected to be highest in industry and accelerate time-to-market and time-to-scale advantage

Note: $'s in millions. II-VI + Coherent excludes impact of synergies. Lumentum pro forma for Oclaro and NeoPhotonics. MKS pro forma for ESIO and Atotech; II-VI, MKS, IPG, NeoPhotonics, nLight as of LTM 9/30/21; Cree as of LTM 9/26/2021; Coherent and Lumentum as of LTM 10/2/21; 1. R&D and Capex represented as a percentage of revenue; 2. As of 12/31/2019, does not include Atotech given availability of information; 3. Does not include NeoPhotonics given availability of information

II-VI Page 21

Our Diligence, Experience with Finisar, and External Benchmarks Suggest our $250M Cost Synergy Target is Very Achievable


Scenarios for total cost synergies, Y3
$M
X% % of Y3 cost baseline (combined spend baseline: $4.9B)
4.7%
6.8%1
3.2%
4.8%
6.5%
250
337
157
235
322
Median: 250
II-VI / Coherent Synergy Target
Based on Finisar integration achievement1
Low
Mid
High
Based on external benchmark2
(based on semiconductor / electronics deals)

Note: The Company anticipates ~$250mm (1:1) cost to achieve the synergies prescribed above

1. Sum of estimated savings across all functional teams. For each functional team, synergies estimated by 1) deriving savings from Finisar Y3 CV as percentage of FY22 combined spend (in the function) and 2) applying that same percentage reduction to combined (II-VI and Coherent) FY24 functional spend baseline. The sum of the function-by-function calculations yields a different overall percent reduction (6.8%) than the single calculation of total synergies on total baseline (7.3%)
2. High-end estimate representative of M&A deals with greater business commonality and overlap between the two companies
3. Finisar closed on September 24, 2019, and II-VI paid a total fair value of consideration of $2.9B.

II-VI
Page 22

Reconciliations – II-VI Adjusted EBITDA reconciliation ($M) 2019 2020 2021 YTD Sep-19 YTD Sep-20 YTD Sep-21 LTM Sep-21 Net earnings (loss) on GAAP basis $108 ($67) $298 ($26) $46 $75 $326 + Income taxes (benefit) 21 3 55 ($5) 13 16 58 + Depreciation and amortization 92 221 270 $27 65 70 275 + Interest expense 22 89 60 $7 17 12 55 EBITDA $244 $246 $683 $3 $142 $172 $714 + Preliminary fair value adj. on acquired inventory $- $88 $- $7 $- $- $- + Share-based compensation 25 63 79 5 16 23 86 + Foreign currency exchange (gains) losses, net 3 14 6 1 5 (5) (4) + Debt extinguishment expense - - 25 4 25 - - + Impairment (gain) on investment - 5 (7) - - - (7) + Gain on preferred equity forward sale agreement - - (11) - - - (11) + Restructuring, transaction expenses, and other 19 77 27 55 2 12 37 Adj. EBITDA $291 $493 $801 $76 $189 $202 $815 Free cash flow reconciliation ($M) 2019 2020 2021 YTD Sep-19 YTD Sep-20 YTD Sep-21 LTM Sep-21 Adj. EBITDA $76 $189 $202 $815 $291 $493 $801 - Capital expenditures 26 34 48 160 137 137 146 Free cash flow $50 $155 $155 $654 $154 $356 $654 Source: Company filings; YTD as of calendar year-to-day as of 6/30 Page 45

Reconciliations – Coherent Adjusted EBITDA reconciliation ($M) Q4’19 Q4’20 Q4’21 2019 2020 2021 Net income (loss) $1 $8 $21 $54 ($414) ($107) + Income tax expense (benefit) 3 3 9 6 (29) (9) + Interest and other income (expense), net 7 4 6 24 19 22 + Depreciation and amortization 27 13 14 116 77 55 + Purchase accounting step-up - - 1 0 - 2 + Restructuring charges and other 0 0 8 23 3 18 + Merger and acquisition costs - - 1 - - 236 + Goodwill and other impairment charges (recoveries) - - - (1) 450 - + Stock-based compensation 10 14 10 37 45 41 Adj. EBITDA $48 $42 $70 $259 $151 $258 Free cash flow reconciliation ($M) Q4’19 Q4’20 Q4’21 2019 2020 2021 Net cash provided by operating activities $46 $47 $70 $181 $207 $73 - Purchases of property and equipment (23) (17) (22) (83) (65) (83) 1 + Termination fee paid to Lumentum - - - - - 168 Free cash flow $23 $30 $48 $98 $142 $158 Source: Company filings 1. Merger termination fee paid (after-tax) to Lumentum Holdings in the fiscal year ended October 2, 2021 Page 46

Reconciliations – Combined Pro forma EBITDA reconciliation ($M) LTM Sep-21 II-VI Adj. EBITDA $815 Coherent Adj. EBITDA 258 - FX and other adjustments (4) + Expected synergies 250 PF Adj. EBITDA $1,318 Pro forma free cash flow reconciliation ($M) LTM Sep-21 PF Adj. EBITDA $1,318 - Combined capital expenditures 296 PF free cash flow $1,023 Source: Company filings Page 47